Exhibit 25.2

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK MELLON

TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

California	95-3571558
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

700 South Hope Street, Suite 400 Los Angeles, California	90071
(Address of principal executive offices)	(Zip code)

THE CARLYLE GROUP INC.

(Exact name of obligor as specified in its charter)

Delaware	45-2832612
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

1001 Pennsylvania Avenue, NW, Washington, D.C.	20004-2505
(Address of obligor’s principal executive offices)	(Zip Code)

Exact Name of Obligor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Address of Principal Executive Office (including Zip Code)	I.R.S. Employer Identification No.
Carlyle Finance Subsidiary L.L.C.	Delaware	1001 Pennsylvania Avenue, NW, Washington, D.C. 20004-2505	80-0784146
Carlyle Holdings Finance L.L.C.	Delaware	1001 Pennsylvania Avenue, NW, Washington, D.C. 20004-2505	52-1988385
Carlyle Finance L.L.C.	Delaware	1001 Pennsylvania Avenue, NW, Washington, D.C. 20004-2505	80-0784309
Carlyle Holdings II Finance L.L.C.	Delaware	1001 Pennsylvania Avenue, NW, Washington, D.C. 20004-2505	90-0946186
Carlyle Holdings I L.P.	Delaware	1001 Pennsylvania Avenue, NW, Washington, D.C. 20004-2505	54-1686957
Carlyle Holdings II L.L.C.	Delaware	1001 Pennsylvania Avenue, NW, Washington, D.C. 20004-2505	98-0339178
CG Subsidiary Holdings L.L.C.	Delaware	1001 Pennsylvania Avenue, NW, Washington, D.C. 20004-2505	84-3709267
Carlyle Holdings III L.P.	Québec	1001 Pennsylvania Avenue, NW, Washington, D.C. 20004-2505	98-1036608

Subordinated Debt Securities

(Title of the indenture securities)

1.	General information. Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Comptroller of the Currency United Stated Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank of New York	San Francisco, CA 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor and Guarantor.

If the obligor or guarantor is an affiliate of the trustee, describe each such affiliation.

None.

3-15.

Pursuant to General Instruction B of the Form T-1, no responses are included for Items 3-15 of this Form T-1 because, to the best of the Trustee’s knowledge, the obligor or the guarantor is not in default under any Indenture for which the Trustee acts as Trustee and the Trustee is not a foreign trustee as provided under Item 15 .

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1. A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2. A copy of certificate of authority of the trustee to commence business (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3. A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

4. A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-162713).

6. The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on May 4, 2021.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Lawrence M. Kusch
	Name:	Lawrence M. Kusch
	Title:	Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

of 400 South Hope Street, Suite 500, Los Angeles, CA 90071

At the close of business December 31, 2020, published in accordance with Federal regulatory authority instructions.

Dollar amounts in thousands
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	1,685
Interest-bearing balances	335,190
Securities:
Held-to-maturity securities	0
Available-for-sale debt securities	77,127
Equity securities with readily determinable fair values not held for trading	0
Federal funds sold and securities
purchased under agreements to resell:
Federal funds sold in domestic offices	0
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, held for investment	0
LESS: Allowance for loan and lease losses	0
Loans and leases held for investment, net of allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	2,577
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Direct and indirect investments in real estate ventures	0
Intangible assets	856,313
Other assets	104,906

Total assets	$1,397,798

LIABILITIES

Deposits:
In domestic offices	1,612
Noninterest-bearing	1,612
Interest-bearing	0
Not applicable
Federal funds purchased and securities
sold under agreements to repurchase:
Federal funds purchased in domestic offices	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	0
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	270,910
Total liabilities	272,522
Not applicable

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	324,364
Not available
Retained earnings	798,671
Accumulated other comprehensive income	1,241
Other equity capital components	0
Not available
Total bank equity capital	1,125,276
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	1,125,276

Total liabilities and equity capital	1,397,798

I, Matthew J. McNulty, CFO of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Matthew J. McNulty	)	CFO

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Antonio I. Portuondo, President	)
Michael P. Scott, Managing Director	)	Directors (Trustees)
Kevin P. Caffrey, Managing Director	)